                                                                    EXHIBIT 99.2

================================================================================


                            ASSET PURCHASE AGREEMENT

                                      AMONG

                               SPECTEL GROUP LTD.

                                       AND


                                 MULTILINK, INC.
                                   (DELAWARE)

                                       AND

                                 SPECTEL LIMITED

                                       AND


                             PICTURETEL CORPORATION


                                       AND


                                 MULTILINK, INC.
                                 (MASSACHUSETTS)



                                NOVEMBER 27, 2000



================================================================================

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

SUMMARY OF TRANSACTION                                                        1

ARTICLE I - SALE OF ASSETS AND TERMS OF PAYMENT                               1
    1.01     Assets Being Sold (the "Purchased Assets")                       1
             (a)      Real Property Leases                                    1
             (b)      Furniture, Machinery and Equipment                      1
             (c)      Inventories                                             1
             (d)      Contracts and Commitments                               1
             (e)      Books and Records                                       2
             (f)      Accounts and Notes Receivable                           2
             (g)      Deposits, Credits and Prepaid Expenses                  2
             (h)      Cash                                                    2
             (i)      Other Assets                                            2
             (A)      Proprietary Rights                                      2
                      (i)      Patents, Trademarks and Related Assets         2
                      (ii)     Technical Know-how                             2
                      (iii)    "MultiLink," "IMM" and "Internet Meeting
                               Manager"                                       2
             (iv)     Governmental Licenses, Permits and Authorizations       3
             (v)      Licenses                                                3
             (vi)     Related Agreements                                      3
             (B)      Intangible Assets                                       3
    1.02     Retained Assets                                                  3
    1.03     Assumed Liabilities                                              3
             (a)      Accounts Payable                                        3
             (b)      Uncompleted Contracts                                   3
             (c)      Accrued Expenses and Current Liabilities                3
    1.04     Retained Liabilities                                             3
    1.05     Purchase Price                                                   4
             (a)      Cash Payment                                            4
             (b)      Assumption of Obligations                               4
             (c)      Parent Stock                                            4
    1.06     Purchase Price Adjustments                                       5
             (a)      Balance Sheet and Statement of Receivables              5
             (b)      Review by Seller                                        5
             (c)      Base-Line Net Receivables                               5
             (d)      Amount of Receivables Adjustment                        6
             (e)      Payment of Receivables Adjustment                       6
    1.07     Allocation of the Purchase Price                                 6
    1.08     Absolute Sale                                                    6
    1.09     Other Contracts                                                  6
    1.10     Bulk Sales Laws                                                  7
    1.11     UK Assets Excluded                                               7

ARTICLE II - UNITED KINGDOM ASSETS                                            7

ARTICLE III - REPRESENTATIONS AND WARRANTIES                                  7
    3.01     Organization and Good Standing                                   7
    3.02     Authorization, Compliance with Other Instruments and Law         7
    3.03     Financial Statements                                             8

    3.04     Operation of Seller in the Ordinary Course                       9
    3.05     Tax Matters                                                      9
    3.06     Material Contracts and Commitments                               9
    3.07     Licenses, Permits and Authorizations                             9
    3.08     Title to Purchased Assets                                       10
    3.09     Proprietary Rights                                              10
    3.10     Employee Benefit Plans                                          10
    3.11     Litigation and Other Claims                                     12
    3.12     No Material Adverse Change                                      12
    3.13     Sufficiency of Purchased Assets                                 12
    3.14     Compliance with Laws                                            13
    3.15     Insurance                                                       13
    3.16     Accounts Receivable                                             13
    3.17     Real Property Leases                                            13
    3.18     Labor Matters                                                   13
    3.19     Condition of Purchased Assets                                   14
    3.20     Environmental Matters                                           14
    3.21     Investment Representations                                      15
    3.22     Full Disclosure                                                 16

ARTICLE IV - REPRESENTATIONS AND WARRANTIES                                  16
    4.01     Organization                                                    16
    4.02     Due Authorization                                               16
    4.03     Ordinary Shares                                                 17

ARTICLE V - COVENANTS PENDING CLOSING                                        17
    5.01     Conduct of Business of Seller Prior to the Closing              17
    5.02     Access to Information                                           18
    5.03     Consents                                                        18
    5.04     Public Announcements                                            18
    5.05     Confidentiality                                                 18
    5.06     Hart-Scott-Rodino                                               19
    5.07     No-Shop                                                         20

ARTICLE VI - CLOSING CONDITIONS                                              20
    6.01     Conditions to Each Party's Obligations to Effect the
             Transactions Contemplated Hereby                                20
             (a)      No Order, Decree or Injunction                         20
             (b)      HSR Waiting Period Expired                             20
    6.02     Conditions to the Obligations of Seller to Effect the
             Transactions Contemplated Hereby                                20
             (a)      Covenants Performed; Representations and
                      Warranties True                                        20
             (b)      Opinion Letter                                         20
             (c)      Fairness Opinion                                       21
             (d)      Bank Consent                                           21
    6.03     Conditions to the Obligations of Buyer to Effect the
             Transactions Contemplated Hereby                                21
             (a)      Covenants Performed; Representations and
                      Warranties True                                        22
             (b)      No Material Adverse Change                             22

             (c)      Opinion Letter                                         22
             (d)      Consents Obtained                                      23
             (e)      Funding                                                23
             (f)      Name Change                                            23

ARTICLE VII - THE CLOSING                                                    24
    7.01     Time and Place of Closing                                       24
    7.02     Closing                                                         24

ARTICLE VIII - SUCCESSOR EMPLOYER                                            24
    8.01     Employment with Buyer                                           24
    8.02     Accrued Vacation Liability                                      25
    8.03     Benefits                                                        25
    8.04     Third Parties                                                   25

ARTICLE IX - WORKERS' COMPENSATION AND PRODUCT LIABILITY RESPONSIBILITY      25
    9.01     Workers' Compensation                                           25
    9.02     Product Liability and Warranty Claims                           25
    9.03     Responsibility for Prior Claims                                 26

ARTICLE X - POST-CLOSING COVENANTS                                           26
   10.01     Expenses                                                        26
   10.02     Further Assurances                                              26
   10.03     Commissions and Fees                                            26
   10.04     Sales, Transfer and Use Taxes                                   27
   10.05     Nondisclosure; Noncompetition                                   27
   10.06     Indemnification                                                 28
             (a)      By Seller and PictureTel                               28
             (b)      By Buyer and Spectel Ireland                           28
   10.07     Defense of Claims                                               29
   10.08     Transition Services                                             30

ARTICLE XI - RIGHTS OF ORDINARY SHARES                                       32
   11.01     Registration Rights                                             32

ARTICLE XII - MISCELLANEOUS                                                  33
   12.01     Binding Effect                                                  33
   12.02     No Assignment                                                   33
   12.03     Counterparts                                                    34
   12.04     Governing Law                                                   34
   12.05     Suits in Massachusetts                                          34
   12.06     Survival                                                        34
   12.07     Notices                                                         34
             (a)      To Parent, Buyer or Spectel Ireland                    35
             (b)      To Seller or PictureTel                                35
   12.08     Amendment and Modification                                      35
   12.09     Waiver of Compliance                                            35
   12.10     Interpretation                                                  36

  12.11    Entire Agreement                                                  36
  12.12    Guarantee by PictureTel                                           36
  12.13    Guarantee by Parent                                               36
  12.14    Specific Performance                                              36
  12.15    Severability of Covenants                                         37

ARTICLE XIII - TERMINATION AND ABANDONMENT                                   37
  13.01    Termination                                                       37
  13.02    Procedure and Effect of Termination                               38

                                    SCHEDULES

                                                                  Page/Section
Schedule          Description                                       Reference
--------          -----------                                     ------------

 1.01(a)          Real Property Leases                           1 [ss.1.01(a)]

 1.01(b)          Furniture, Machinery and Equipment             1 [ss.1.01(b)]

 1.01(d)          Contracts and Commitments                      2 [ss.1.01(d)]

 1.01(g)          Governmental Licenses,
                           Permits and Authorizations            2 [ss.1.01(g)]

 1.01(A)          Proprietary Rights                             3 [ss.1.01(A)]

 1.02                      Retained Assets                       3 [ss.1.02]

 3.02                      Compliance Exceptions                 8 [ss.3.02]

 3.03                      Financial Statements                  9 [ss.3.03]

 3.05                      Tax Matters                           9 [ss.3.05]

 3.07                      Licenses, Permits and                10 [ss.3.07]
                             Authorizations

 3.08                      Title Exceptions                     10 [ss.3.08]

 3.10                      Employee Benefit Plans               10 [ss.3.10]

 3.11                      Litigation and Other Claims          12 [ss.3.11]

 3.15                      Insurance                            13 [ss.3.15]

 3.16                      Accounts Receivable                  14 [ss.3.16]

 3.18                      Labor Matters                        14 [ss.3.18]

 3.20                      Environmental Matters                14 [ss.3.20]

 8.01                      Transferred Employees                25 [ss.8.01]

10.03                      Commissions and Fees                 27 [10.03]

                                    EXHIBITS

                                                                  Page/Section
Exhibit           Description                                       Reference
-------           -----------                                     ------------

   A                      Form of Assignment and Assumption      4 [ss.1.05(b)]
                           of Liabilities Agreement

                            ASSET PURCHASE AGREEMENT


                  THIS AGREEMENT is made as of November 27, 2000 among SPECTEL GROUP LTD., an Irish corporation ("Parent"), MULTILINK, INC., a Delaware corporation ("Buyer"), SPECTEL LIMITED, an Irish corporation ("Spectel Ireland"), PICTURETEL CORPORATION, a Delaware corporation ("PictureTel") and MULTILINK, INC., a Massachusetts corporation and wholly-owned subsidiary of PictureTel ("Seller").

                             SUMMARY OF TRANSACTION

                  Seller wishes to sell and Buyer and Spectel Ireland wish to purchase the business and assets of Seller, subject to certain of the liabilities of Seller.

                  To effect such transaction and in consideration of the mutual covenants, representations, warranties and agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                      SALE OF ASSETS AND TERMS OF PAYMENT

                  1.01 ASSETS BEING SOLD (THE "PURCHASED ASSETS"). Seller agrees to sell and Buyer agrees to purchase, at the Closing (as defined in Section 7.01 hereof), all of the assets of Seller as they shall exist on the Closing Date (as defined in Section 7.01 hereof), except for the Retained Assets (as defined in Section 1.02 hereof), including without limitation the following assets:

                  (a) REAL PROPERTY LEASES. All of the right, title and interest of Seller in, to and under the leases (the "Real Property Leases") covering Seller's leased premises used in connection with its operations as more fully described in SCHEDULE 1.01(A) hereto;

                  (b) FURNITURE, MACHINERY AND EQUIPMENT. All the furniture, machinery, transportation vehicles, equipment, fixtures and leasehold improvements of Seller (i) located within Seller's facility at 200 Minuteman Road, Andover, Massachusetts, and (ii) located elsewhere and listed in SCHEDULE 1.01(B) hereto, which shall be updated to include all similar assets of Seller acquired hereafter prior to the Closing;

                  (c) INVENTORIES. All inventories of Seller of any kind, including, but not limited to, finished goods (whether manufactured or purchased), work-in-process, supplies and raw materials;

                  (d) CONTRACTS AND COMMITMENTS. Subject to the provisions of
         Section 1.09 hereof, all of the right, title and interest of Seller in, to and under all pending and executory contracts, agreements, commitments and understandings of Seller, including, without limitation, those with respect to (w) confidentiality of information relating to the business of Seller supplied to potential purchasers of the business of Seller, (x) the purchase of materials, supplies or services, (y) the sale of products, and (z) the Material Contracts as defined in Section 3.06, which Material Contracts are listed in
         SCHEDULE 1.01(D) hereto;

                  (e) BOOKS AND RECORDS. All books and records, including all sales and credit records, advertising and sales material, literature, customer lists, financial records and personnel and payroll records of Seller, but excluding the corporate books and records of the Seller;

                  (f) ACCOUNTS AND NOTES RECEIVABLE. All of Seller's accounts receivable and notes receivable;

                  (g) DEPOSITS, CREDITS AND PREPAID EXPENSES. To the extent assignable, all of Seller's deposits, credits, prepaid expenses and other current assets;

                  (h)      CASH. All cash, if any, and bank accounts of Seller;
         and

                  (i) OTHER ASSETS. All other assets, properties, rights and businesses of every kind and nature owned or held by Seller or in which Seller has an interest on the Closing Date, known or unknown, fixed or unfixed, accrued, absolute, contingent or otherwise, whether or not specifically referred to in this Agreement, other than the Retained Assets.

                  Seller agrees to sell and Spectel Ireland agrees to purchase, at the Closing, the following assets (the "Spectel Ireland Purchased Assets"), which assets shall, for purposes of this Agreement and unless specifically referenced separately herein as "Spectel Ireland Purchased Assets," be included within the definition of "Purchased Assets:"

                  (A)      PROPRIETARY RIGHTS.

                           (i) PATENTS, TRADEMARKS AND RELATED ASSETS. All United States and foreign patents, trademarks, service marks, domain names, Internet web sites, software and goodwill appurtenant thereto, and applications therefor, copyrights, tradenames, brand names and licenses ("Proprietary Rights") of Seller, including those listed in
         SCHEDULE 1.01(A) hereto;

                           (ii) TECHNICAL KNOW-HOW. All proprietary and other technical information and technology ("Technical Know-how") owned by Seller (including research and development in progress), including inventions and discoveries, improvements, processes, know-how, formulae, drawings, specifications, production data, trade secrets, plans, files, notebooks and other records and documents pertaining to research and development;

                           (iii) "MULTILINK," "IMM" AND "INTERNET MEETING MANAGER". All right, title and interest of Seller in and to the names "MultiLink," "IMM," "Internet Meeting Manager," related domain names, goodwill and any variations thereof;

                           (iv) GOVERNMENTAL LICENSES, PERMITS AND
         AUTHORIZATIONS. To the extent assignable, all governmental licenses, permits and authorizations, if any, a complete list of which is set forth in SCHEDULE 1.01(G) hereto;

                           (v) LICENSES. All right, title and interest of Seller in, to and under any licenses of any Proprietary Rights or Technical Know-how owned by any third party; and

                           (vi) RELATED AGREEMENTS. All secrecy or other agreements of Seller with others, including employees, relating to disclosure, assignment or patenting of any Proprietary Rights or Technical Know-how; and

                  (B) INTANGIBLE ASSETS. The business of Seller as a going concern and the goodwill thereof.

                  1.02 RETAINED ASSETS. Notwithstanding the foregoing, the Purchased Assets shall not include the assets listed in SCHEDULE 1.02 hereof (collectively, the "Retained Assets").

                  1.03 ASSUMED LIABILITIES. Buyer agrees to assume, perform and discharge those of Seller's liabilities (the "Assumed Liabilities") which shall appear on the Closing Balance Sheet (as defined in Section 1.06 hereof) except for the Retained Liabilities (as defined in Section 1.04 hereof), which shall include:

                  (a) ACCOUNTS PAYABLE. All of Seller's accounts payable to the extent reflected in the Closing Balance Sheet; and

                  (b) UNCOMPLETED CONTRACTS. All of Seller's obligations with respect to the uncompleted contracts and commitments accruing after the Closing being purchased as Purchased Assets; and

                  (c) ACCRUED EXPENSES AND CURRENT LIABILITIES. All of Seller's accrued expenses and other current liabilities to the extent reflected in the Closing Balance Sheet.

                  Buyer shall not assume any liabilities or obligations of Seller except those amounts specifically identified as liabilities in the Closing Balance Sheet or specifically assumed by Buyer pursuant to the provisions of this Section 1.03, and Seller and PictureTel jointly and severally agree to indemnify and hold harmless Buyer with respect to any such non-assumed liabilities and obligations in the manner provided in Section 10.06 hereof.

                  1.04 RETAINED LIABILITIES. Notwithstanding the foregoing, even if generally included under Section 1.03 above, the Assumed Liabilities shall not include (i) provisions for intercompany balances between Seller and PictureTel, tax liabilities of Seller arising prior to the Closing Date and legal costs without supporting invoices, which shall be set forth on the Closing Balance Sheet, and (ii) any liabilities or obligations arising out of, resulting from, or relating to claims, whether founded upon negligence, breach of warranty, strict liability in tort or any other similar legal theory, seeking compensation or recovery for or relating to injury to person or damage to property arising out of or related to a defect or alleged defect of, or otherwise related to, any product sold by Seller or any predecessor of Seller on or prior to the Closing Date; and (iii) any liabilities or obligations arising out of, resulting from, or relating to claims of infringement or other misappropriation of intellectual property rights of third parties with respect to the manufacture, use and sale of products by Seller or any predecessor of Seller on or prior to the Closing Date; and (iv) any liabilities or obligations arising out of, resulting from or relating to any litigation, proceedings, actions, arbitrations, claims or investigations at law or in equity or by or before any governmental agency pending against Seller as of the Closing Date; and (v) Environmental Claims (as defined in Section 3.20); and (vi) any liabilities or obligations of Seller, or any consolidated group of which Seller is a member, for any foreign, Federal, state or local income, franchise, gross receipts, property, sales, use or value added taxes or any interest, additions to tax or penalties thereon, accrued for or applicable to Seller on or prior to the Closing Date; and (vii) any unknown, undisclosed or contingent liabilities or any other liabilities not specifically identified and provided for in the Closing Balance Sheet (collectively, the "Retained Liabilities").

                  1.05 PURCHASE PRICE.

                  (a) CASH PAYMENT. Spectel Ireland, in consideration for the purchase of the Spectel Ireland Purchased Assets, pursuant to this Agreement, agrees to deliver to PictureTel, as agent for Seller, at the Closing cash in the amount of US$19,400,000, and Buyer, in consideration for the purchase of the Purchased Assets being sold, exclusive of the Spectel Ireland Purchased Assets, pursuant to this Agreement, agrees to deliver to PictureTel, as agent for Seller, at the Closing cash in the amount of US$6,500,000, both payments in immediately available Federal Funds by wire transfer to the bank account of Seller designated by Seller at the Closing, subject to the Receivables Adjustment as contemplated by Section 1.06 hereof;

                  (b) ASSUMPTION OF OBLIGATIONS. At the Closing, Buyer shall deliver to Seller an instrument in the form of EXHIBIT A hereto by which Buyer shall assume and agree to perform and discharge the Assumed Liabilities; and

                  (c) PARENT STOCK. As soon as practical after audited financial statements of Seller are available for calendar year 2000, Buyer shall deliver to PictureTel, as agent for Seller, ordinary shares of Parent ("Ordinary Shares") having an aggregate deemed valuation of up to US$4,000,000 based upon the price per share (computed from Irish pounds into U.S. dollars based on the exchange rate as of the Closing Date) in the private placement of Ordinary Shares most recently completed prior to or at the Closing by Parent (the "Private

Placement"). The value of the shares Seller shall receive shall be based on the revenues of Seller for the calendar year 2000 as audited by independent certified public accountants in accordance with generally accepted accounting principles applied on a basis consistent with past practice and shall be determined in accordance with the following table:


------------------------------------------------------------ ---------------------------------------------------------
If Year 2000 Audited Revenues Are:                           Value of Spectel Shares Payable Will Be:
------------------------------------------------------------ ---------------------------------------------------------
$26 million or higher                                        $4 million
------------------------------------------------------------ ---------------------------------------------------------
At least $25 million, but less than $26 million              $3 million
------------------------------------------------------------ ---------------------------------------------------------
At least $24 million, but less than $25 million              $2 million
------------------------------------------------------------ ---------------------------------------------------------
At least $23 million, but less than $24 million              $1 million
------------------------------------------------------------ ---------------------------------------------------------
Less than $23 million                                        None
------------------------------------------------------------ ---------------------------------------------------------

The number of shares Seller shall receive shall be computed by dividing the respective value of Ordinary Shares to be delivered by the purchase price per share paid by the investors in the Private Placement.

                  1.06  PURCHASE PRICE ADJUSTMENTS.

                  (a) BALANCE SHEET AND STATEMENT OF RECEIVABLES. Promptly after the Closing, Buyer shall prepare a balance sheet (the "Closing Balance Sheet") stating the net asset value of the Purchased Assets and the Assumed Liabilities and including the net receivables (excluding intercompany balances and bad debt reserves) of the Seller as of the close of business on the Closing Date (the "Closing Net Receivables"). As soon as reasonably possible after the Closing (and in any event no later than 45 days after the Closing Date), the Buyer will deliver to Seller the Closing Balance Sheet. The Closing Balance Sheet shall be prepared and the Closing Net Receivables shall be calculated in conformity with the method used in the preparation of Exhibit A attached to the Letter of Intent dated October 3, 2000 (the "Pro Forma Balance Sheet") and generally accepted accounting principles ("GAAP") which shall be applied consistently with the past practices of Seller.

                  (b) REVIEW BY SELLER. Following receipt of the Closing Balance Sheet, Seller will be afforded a period of 30 days to review the Closing Balance Sheet, during which period Seller and its advisors shall have the right to inspect the work papers generated by Buyer in preparation of the Closing Balance Sheet. At or before the end of such 30-day period, Seller will either
(i) accept the Closing Balance Sheet in its entirety, in which case the Closing Net Receivables will be as stated in the Closing Balance Sheet, or (ii) deliver to Buyer written notice and a written explanation of those items in the Closing Balance Sheet which Seller disputes, in which case the items identified by Seller shall be deemed to be in dispute. Upon delivery by Seller of such notice of dispute, the appropriate party shall make payment of the amount of the Receivables Adjustment (as defined below) which is not in dispute. Within a further period of 30 days from the end of the aforementioned review period, the parties and their accountants will attempt to resolve in good faith any disputed items. Failing such resolution, the unresolved disputed items will be referred for final binding resolution to Ernst & Young, a nationally-recognized firm of certified public accountants. In such event the Closing Net Receivables will be deemed to be as determined by such firm in accordance with the aforementioned accounting principles within 30 days of such reference. The decision of such firm will be nonappealable and incontestable by the parties and will not be subject to collateral attack for any reason.

                  (c) BASE-LINE NET RECEIVABLES. For purposes hereof, the Base-Line Net Receivables of Seller will be an amount equal to the net receivables as at August 22, 2000.

                  (d) AMOUNT OF RECEIVABLES ADJUSTMENT. If the Closing Net Receivables is less than US$250,000 more or less than the Base-Line Net Receivables, then the Receivables Adjustment will equal zero. If the Closing Net Receivables is less than US$250,000 less than the Base-Line Net Receivables, then the Receivables Adjustment will be a negative amount equal to the amount by which the Closing Net Receivables is less than the

Base-Line Net Receivables. If the Closing Net Receivables is more than US$250,000 more than the Base-Line Net Receivables, then the Receivables Adjustment will be a positive amount equal to the amount by which the Closing Net Receivables is more than the Base-Line Net Receivables.

                  (e) PAYMENT OF RECEIVABLES ADJUSTMENT. If the Receivables Adjustment is a negative amount, then Seller will pay Buyer the absolute value of the amount of the Receivables Adjustment, such payment to be made within five business days after the final determination of the amount of the Receivables Adjustment or at the option of Buyer, if it has been determined that Buyer has an obligation to deliver Ordinary Shares to Seller pursuant to Section 1.05(c), the Purchase Price shall be reduced by such negative amount by decreasing the number of Ordinary Shares to be delivered to Seller. If the Receivables Adjustment is a positive amount, then Buyer will pay PictureTel, as agent for Seller, the absolute value of the amount of the Receivables Adjustment, such payment to be made within five business days after the final determination of the amount of the Receivables Adjustment.

                  1.07 ALLOCATION OF THE PURCHASE PRICE. As promptly as possible after the Closing (and in any event no later than 30 days after the Closing Date), Seller and Buyer shall agree in writing to an allocation of the Purchase Price for the Purchased Assets, which allocation the parties shall adhere to for the purposes of all Federal, state and local tax returns filed by them subsequent to the Closing, including the determination by Seller of taxable gain or loss on the sale of the Purchased Assets hereunder and the determination by Buyer of its tax basis with respect to the Purchased Assets.

                  1.08 ABSOLUTE SALE. Seller agrees that the sale, conveyance, transfer and delivery of the Purchased Assets to Buyer and Spectel Ireland shall be free and clear of all title defects, liabilities, obligations, liens, encumbrances, charges and claims of any kind, except any liabilities and obligations expressly assumed by Buyer pursuant to Section 1.03 hereof.

                  1.09 OTHER CONTRACTS. This Agreement shall not constitute an agreement to assign or sublicense, as the case may be, any contracts, leases, licenses, agreements or arrangements (for purposes of this Section 1.09 collectively called "contracts") if such attempted assignment or sublicense, without the consent of the other party thereto, is not permitted as a matter of law or in accordance with the terms of such contracts or would constitute a breach of such contracts or would in any way impair the rights of Seller or Buyer thereunder. Seller will use its best efforts to obtain, or will assist Buyer to obtain, such consents as may be necessary or appropriate to vest in Buyer all of Seller's right, title and interest in all such contracts. If such consent is not obtained or if an assignment, attempted assignment or sublicense is not so permitted or would be ineffective or would impair Buyer's rights thereunder, Seller will cooperate with Buyer in any reasonable arrangement designed to provide for Buyer the benefits under any such contracts.

                  1.10 BULK SALES LAWS. Seller and Buyer hereby waive compliance with the provisions of any applicable bulk sales laws; PROVIDED, HOWEVER, that Seller agrees to pay and discharge when due or to contest or litigate all claims of creditors which are asserted against Buyer or the Purchased Assets by reason of such noncompliance, to indemnify, defend and hold harmless Buyer from and against any and all such claims in the manner provided in Section 10.06 hereof, and to take promptly all necessary action to remove any lien or encumbrance which is placed on the Purchased Assets by reason of such noncompliance.

                  1.11 UK ASSETS EXCLUDED. Notwithstanding any language herein to the contrary, the Purchased Assets shall not include the business and assets of Seller located in the United Kingdom, pursuant to Article II hereof.

                                   ARTICLE II

                             UNITED KINGDOM ASSETS

         Seller agrees to sell and Buyer agrees to cause its affiliate in the United Kingdom to purchase, as soon as practicable after the Closing, all of the assets of Seller located in the United Kingdom for US$100,000. The parties shall use their best efforts to document and effect such sale as soon as practicable after the Closing.


                                   ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF SELLER AND PICTURETEL

                  PictureTel and Seller jointly and severally represent and warrant to, and covenant with, Buyer and Spectel Ireland that as of the date hereof and as of the Closing Date:

                  3.01 ORGANIZATION AND GOOD STANDING. Seller is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and has the corporate power and authority to own and operate its properties and assets (including the Purchased Assets) and to conduct its business as it is now being conducted. Seller is duly qualified to do business in all other jurisdictions in which Seller owns, leases or operates property or otherwise conducts Seller's business if the failure to be qualified would have a material adverse effect on Seller's ability to conduct business using the Purchased Assets. PictureTel is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  3.02 AUTHORIZATION, COMPLIANCE WITH OTHER INSTRUMENTS AND
LAW. Seller and PictureTel each have full corporate power and authority to enter into this Agreement and the other agreements and documents to be executed and delivered by them at Closing as contemplated hereby (collectively, the "Closing Documents"), to consummate the transactions contemplated hereby and thereby and to perform their obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Closing Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the shareholders and boards of directors of Seller and PictureTel. This Agreement has been duly executed and delivered by Seller and PictureTel, and is a valid and binding obligation of each of Seller and PictureTel enforceable against Seller and PictureTel in accordance with its terms and the Closing Documents will, when executed and delivered by Seller and PictureTel at Closing, constitute valid and binding obligations of Seller and PictureTel enforceable against Seller and PictureTel in accordance with their terms. The execution, delivery and performance of this Agreement and the Closing Documents will not (i) conflict with or result in a breach or violation of any provision of the Certificate of Incorporation or By-Laws of Seller or PictureTel or of any order, writ, injunction, judgment, decree, law, statute, rule or regulation to which Seller or PictureTel is a party or by which Seller or PictureTel or the Purchased Assets may be bound or affected; or (ii) except as set forth in SCHEDULE 3.02, result in a default (or give rise to any right of termination, cancellation or acceleration) or result in the creation of any lien, encumbrance, security agreement, charge, pledge, equity or other claim or right of any person in or to the Purchased Assets under the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Seller or PictureTel is a party or by which Seller or PictureTel or the Purchased Assets may be bound. All necessary authorizations of the transactions contemplated by this Agreement required to be obtained by Seller or PictureTel from any Federal, state, local or foreign government or agency shall have been obtained prior to the Closing, and any filings, notifications or disclosures required by law or regulation of any such government or agency shall have been made in such form as is acceptable as filed. Buyer and Spectel Ireland shall cooperate with Seller and PictureTel with respect to the aforesaid filings, notifications or disclosures to the extent necessary to obtain said authorizations. Seller and PictureTel will deliver to Buyer at the Closing true and complete copies of all resolutions of their shareholders, if required, and boards of directors by which the execution, delivery and performance of this Agreement and the Closing Documents and the consummation of the transactions contemplated hereby and thereby were authorized, certified by their respective Secretary or Assistant Secretary as of the Closing Date.

                  3.03     FINANCIAL STATEMENTS.

                  (a) Seller has previously furnished to Buyer true and correct copies of (i) the unaudited balance sheets of Seller as at December 31, 1998 and 1999 and September 30, 2000; and (ii) the unaudited income statements of Seller for the fiscal years ended December 31, 1998 and 1999 and for the nine months ended September 30, 2000 (collectively, the "Financial Statements"). The balance sheets included in the Financial Statements (including the related notes thereto) are true, complete and correct and present fairly the financial position of Seller as of their respective dates, and the related income statements included in the Financial Statements are true, complete and correct and present fairly the results of operations of Seller for the periods then ended, all in conformity with United States GAAP applied on a consistent basis except as otherwise disclosed in SCHEDULE 3.03 hereto. The Financial Statements dated as at and for the nine months ended September 30, 2000 are hereinafter referred to as the "Recent Financial Statements."

                  (b) The Closing Balance Sheet will, when prepared and as delivered to Buyer pursuant to Section 1.06 hereof, present fairly the financial position of Seller reflected therein as at the Closing Date in accordance with methods employed on the Pro Forma Balance Sheet and GAAP applied on a consistent basis.

                   (c) Except for contractual obligations which accrue after the Closing to be assumed by Buyer, Seller has no liabilities or obligations (whether absolute, accrued, contingent or otherwise, and whether due or to become due) which are not fully reflected or reserved against in the Recent Financial Statements except those which have been incurred in the ordinary course of business of Seller since the date of the Recent Financial Statements (all of which will, unless satisfied on or prior to the Closing Date, be reflected or reserved against in the Closing Balance Sheet or will constitute Retained Liabilities).

                  3.04 OPERATION OF SELLER IN THE ORDINARY COURSE. Since the close of business on October 3, 2000, Seller's business has been operated, and through the Closing Date will have been operated, in the ordinary course, except to the extent that Buyer has otherwise agreed (or may prior to the Closing Date otherwise agree) in writing or as is expressly contemplated by this Agreement. From the date hereof until the Closing Date, Seller shall continue to use its best efforts to preserve the goodwill of Seller's business and its relationship with employees, customers and suppliers.

                  3.05 TAX MATTERS. Other than as disclosed on SCHEDULE 3.05, there is no tax obligation of Seller or PictureTel which constitutes, or may in the future constitute, a lien on the Purchased Assets, and if any such lien exists or arises, it will be promptly discharged by Seller.

                  3.06 MATERIAL CONTRACTS AND COMMITMENTS. SCHEDULE 1.01(D) hereto constitutes a full and complete list, as of the date hereof, of all contracts and commitments of Seller involving aggregate rights or obligations of Seller in excess of $10,000 per contract or which have a remaining term, as of the date hereof, of over six months in length of obligation on the part of Seller ("Material Contracts"). Except as indicated on SCHEDULE 1.01(D), Seller is not in breach or violation of, or in default under, in any material respect, any of the Material Contracts; the execution of this Agreement and the consummation of the transactions contemplated hereby will not constitute a default or breach under the Material Contracts; and, except as specifically indicated in SCHEDULE 1.01(D), the execution of this Agreement and the consummation of the transactions contemplated hereby will not give rise to any consent requirement under any of the Material Contracts. All of the contracts listed on SCHEDULE 1.01(D) are in full force and effect and have not been modified or amended, except as set forth on SCHEDULE 1.01(D).

                  3.07 LICENSES, PERMITS AND AUTHORIZATIONS. Seller has obtained, and will as of the Closing Date continue to have, all material approvals, authorizations, consents, licenses, franchises, orders, certificates and other permits of, and has made and will have made on the Closing Date all filings with, any governmental authority, whether foreign, Federal, state or local, which are required for the ownership of the Purchased Assets or the conduct of Seller's business as presently conducted. A complete list of all such approvals, authorizations, consents, licenses, franchises, orders, certificates, permits and filings is included as SCHEDULE 3.07 hereto.

                  3.08 TITLE TO PURCHASED ASSETS. Seller has good title to the Purchased Assets and shall at the Closing deliver to Buyer good title to the Purchased Assets free and clear of all title defects, liabilities, obligations, liens, mortgages, security interests, encumbrances, easements, claims or similar adverse interests of any kind or character except (i) any Assumed Liabilities expressly assumed by Buyer pursuant to Section 1.03 hereof, and (ii) the title exceptions listed in SCHEDULE 3.08 hereto. All leases pursuant to which Seller leases any of the Purchased Assets are valid and binding in accordance with their respective terms.

                  3.09 PROPRIETARY RIGHTS. SCHEDULE 1.01(A) hereto sets forth a complete list of all patents, patent applications, registered trademarks, trademark applications, registered service marks, service mark applications, registered domain names, domain name applications, trade secrets, trade names, registered copyrights, licenses, inventions or proprietary know-how which are held or owned or licensed by Seller. Seller is not to the best of its knowledge and has not received notice otherwise, by virtue of the conduct of the Seller's business, infringing upon or making an unauthorized use of any proprietary right or intellectual property right of any third party.

                  3.10 EMPLOYEE BENEFIT PLANS.

                  (a) Except as set forth in SCHEDULE 3.10 hereto, Seller does not maintain, administer or otherwise contribute to any "employee benefit plan," as defined in section 3(3) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not such plan is subject to any of the provisions of ERISA, or any qualified or non-qualified current or deferred compensation (other than base salary and base wages), bonus, incentive compensation, stock right, stock option, stock appreciation right, severance pay, retirement, pension, supplemental pension, profit-sharing, stock bonus, salary continuation, tuition assistance dependent care assistance, legal assistance, vacation, fringe benefit (cash and non-cash), group or individual health, medical, dental, vision, disability, life insurance or survivor benefit or similar plan, policy or arrangement, which covers any employee, self-employed individual or beneficiary of any employee or self-employed individual, whether active or retired, of Seller (any such plan being herein referred to as an "Employee Plan"). Seller has no commitment to create any additional Employee Plans. No amendments or improvements to the Employee Plans have been promised and no amendments or improvements to the Employee Plans will be made or promised prior to the Closing Date, except as required by any applicable law or any applicable regulatory authority. Except as set forth in SCHEDULE 3.10, (i) none of such Employee Plans is a money purchase plan or a defined benefit plan, and
(ii) none of such Employee Plans is a "multi-employer plan" as defined in
Section 3(37) of ERISA and Seller has not been obligated to make a contribution to any "multi-employer plan" within the past five years. Seller would have no withdrawal liability if it withdrew from any "multi-employer plan" in which it participates. Each of the Employee Plans that is intended to be qualified under
Section 401(a) of the Internal Revenue Code (the "Code") has been determined by the Internal Revenue Service ("IRS") to be so qualified, such determination by the IRS covers the most recent restatement of each such Employee Plan, such determination may be relied upon by Seller as of the Closing Date, any amendment upon which any such determination is conditioned has been duly adopted by Seller and Seller is not aware of any fact which would adversely affect the qualified status of any such Employee Plan. None of the Employee Plans provide benefits to retired employees or to the beneficiaries or dependents of retired employees.

                  (b) True and complete copies of each Employee Plan, including all amendments thereto and related trust or other funding agreements, the latest financial statements thereof and all investment agreements, contracts or reports have been delivered to Buyer, together with (i) a true and complete copy of the three most recent annual reports or filings (if required by law) for each such plan including any and all schedules, opinions and attachments thereto prepared in connection with any such reports, (ii) a copy of the most recent summary plan description and summary of material modifications of each such plan, and (iii) for each Employee Plan intended to be covered under Section 401(a) of the Code, a copy of the most recent IRS determination letter and the application therefore or of any other equivalent proof of registered status. None of Seller, any Employee Plan, any "party in interest" as defined in section 3(14) of ERISA or any "disqualified person" as defined under Section 4975 of the Code has engaged in a "prohibited transaction," as defined in Section 406 of ERISA or Section 4975 of the Code, with respect to any Employee Plan which could subject any of them or Buyer to liability or penalty under Section 409 or 502(i) of ERISA or
Section 4975 of the Code.

                  (c) Seller, and each fiduciary for each of the Employee Plans, is in material compliance with, and has administered each of the Employee Plans in accordance with, the terms of the Employee Plans and with the requirements of any and all laws, statutes, orders, decrees, rules and regulations, including but not limited to ERISA, applicable to each such plan. Seller has not failed to make any contribution to, or to pay any amount due and owing, as required by applicable law or by the terms of any Employee Plan, or to avoid a funding deficiency, to or with respect to any Employee Plan as of the last day of the most recent plan year of each of such plans ended prior to the Closing Date.

                  (d) There is no pending or, to the best of Seller's knowledge, threatened legal action, arbitration or other proceeding or investigation against Seller or any Employee Plan with respect to any Employee Plan, other than routine claims for benefits, which could result in liability to any such Employee Plan, Seller or Buyer, and there is no reasonable basis for any such legal action or proceeding.

                  (e) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in payment (either of severance pay or otherwise) becoming due from any of the Employee Plans, Seller or Buyer to any current or former employee or self-employed individual, and will not result in the payment, vesting, acceleration or increase of any benefit payable under any Employee Plan to any current or former employee or self-employed individual.

                  (f) There does not exist any liability, obligation or claim (other than a routine claim for benefits) resulting from, relating to or arising out of any Employee Plan, or any liability, obligation or claim (other than a routine claim for benefits) resulting from, relating to or arising out of any "employee benefit plan," as defined in section 3(3) of ERISA, maintained by an employer which, with Seller, is considered to be, or to be part of, a single employer under Section 414(b), (c), (m) or (o) of the Code, including, but not limited to, any liability, obligation or claim (other than a routine claim for benefits) in connection with a "multi-employer plan" as defined in Section 3(37) of ERISA, or in connection with the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA).

                  (g) All obligations relating to the Employee Plans (including, without limitation, payroll taxes and deductions) have been satisfied and there are no outstanding defaults or violations by any party thereto and no taxes, penalties or fees owing or exigible under any of the Employee Plans.

                  3.11 LITIGATION AND OTHER CLAIMS. Except as described in
SCHEDULE 3.11, there are no actions, suits, arbitration proceedings, claims or other proceedings arising out of or related to the business of the Seller pending or, to the knowledge of Seller, threatened before any foreign, Federal, state, municipal or other court, department, commission, arbitration panel, board, bureau, agency, body or instrumentality against Seller or affecting the Purchased Assets at law or in equity. Seller is not a party to or subject to the provisions of any order, writ, injunction, decree or judgment of any court or foreign, Federal, state, municipal or other governmental or administrative body, department, commission, board, bureau, securities exchange or other agency or instrumentality in connection with the ongoing operations of Seller except as set forth in SCHEDULE 3.11. PictureTel and Buyer shall share equally in the cash settlement amount paid to PictureTel and MultiLink pursuant to the Settlement Agreement dated November 13, 2000, between Seller, PictureTel, Octave Communications, Inc. and Messrs. Robert Scott and Arthur Leondires (the "Settlement Agreement"). PictureTel has received $100,000 to date pursuant to the Settlement Agreement, of which $50,000 shall be paid to Buyer. All future payments paid to PictureTel or MultiLink pursuant to the Settlement Agreement subsequent to Closing shall be shared equally by PictureTel and Buyer. PictureTel agrees to pay to Buyer half of any such cash received within five days of receipt thereof.

                  3.12 NO MATERIAL ADVERSE CHANGE. Since the close of business on the date of the Recent Financial Statements, there has been no material adverse change in the financial condition, results of operations or business of Seller.

                  3.13 SUFFICIENCY OF PURCHASED ASSETS. Except for the services to be provided to Buyer pursuant to Section 10.08 hereof, the Purchased Assets are sufficient to operate Seller's business as currently operated. Seller is not a party to any contract which is necessary in any material respect to Seller's business other than contracts which will be assigned to Buyer at the Closing hereunder.

                  Without limitation of the foregoing, the Purchased Assets will include all assets reflected in the balance sheet included in the Recent Financial Statements and all assets utilized by Seller to achieve the results of operations reflected in the income statement included in the Recent Financial Statements except for the services to be provided to Buyer pursuant to the covenants contained in Section 10.08 and except for intercompany balances and assets sold in the ordinary course of Seller's business since the date of the Recent Financial Statements.

                  3.14 COMPLIANCE WITH LAWS.

                  (a) Neither the Purchased Assets nor the operations of Seller's business, as conducted at the date hereof and as will be conducted through the Closing Date, violate, in any material respect, any foreign, Federal, state or local law, ordinance, rule or regulation.

                  (b) Seller complies in all material respects with the standards established by and set forth in ISO 9001.

                  3.15 INSURANCE. PictureTel maintains, and through the Closing Date will maintain, adequate insurance including self-insurance insuring the Purchased Assets and the operations of Seller's business. All policies of insurance of any kind maintained, owned or held by Seller which cover the Purchased Assets or Seller's business are set forth in SCHEDULE 3.15 hereto and such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid, and no notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation or termination. The insurance policies to which Seller is a party which cover the Purchased Assets or Seller's business are sufficient for compliance with all requirements of applicable laws and all agreements to which Seller is a party or by which Seller or the Purchased Assets may be bound. In the three years preceding the date of this Agreement, Seller has not been refused any insurance with respect to the Purchased Assets or the operations of Seller or had its coverage limited by any insurance carrier to which it has applied for any such insurance or with which it has carried such insurance.

                  3.16 ACCOUNTS RECEIVABLE. The accounts receivable reflected on the balance sheet of Seller included in the Recent Financial Statements, and all accounts receivable of Seller arising since the date of such balance sheet, arose from bona fide transactions in the ordinary course of business, and the materials or services involved have been provided to the account obligor, and no further materials or services are required to be provided in order to complete the sales and to entitle Seller, or its assignee, to collect such accounts receivable in full. Except as set forth in SCHEDULE 3.16 hereto, none of such accounts receivable have been assigned or pledged to any other person, firm or corporation, and no defense or setoff to any such accounts receivable has been asserted by any obligor, except as reserved. All accounts receivable less any collections made by Seller prior to the execution of this Agreement included in the Purchased Assets will be collected in full by Buyer net of any applicable reserves for doubtful accounts included in the Closing Balance Sheet.

                  3.17 REAL PROPERTY LEASES. The Real Property Leases are valid and binding upon the lessor and are in full force and effect. There are no existing defaults by Seller under the Real Property Leases and no event has occurred which (whether with or without notice, lapse of time, or both) would constitute a default thereunder by Seller. Seller has delivered to Buyer true and complete copies of the Real Property Leases.

                  3.18 LABOR MATTERS. Except as set forth in SCHEDULE 3.18: (a) Seller is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice; (b) there is no unfair labor practice complaint against Seller pending or threatened with respect to Seller's employees before the National Labor Relations Board or any other applicable tribunal; (c) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the best of Seller's knowledge, threatened against or affecting Seller; (d) Seller has received no notice that any representation or petition respecting the employees of Seller has been filed with the National Labor Relations Board or any other applicable tribunal; (e) no grievance nor any arbitration proceeding arising out of or under any collective bargaining agreements with respect to Seller's employees is pending against Seller; and (f) Seller has not experienced any strike or work stoppage or other industrial dispute involving Seller's employees in the past five years.

                  3.19 CONDITION OF PURCHASED ASSETS. The Purchased Assets are in good repair and working condition, normal wear and tear excepted, are suited for the uses currently intended, are in conformity with all applicable laws, ordinances, rules and regulations and are in good saleable condition, normal wear and tear excepted.

                  3.20 ENVIRONMENTAL MATTERS.

                  (a) Except as set forth in SCHEDULE 3.20 hereto: (i) Seller is in compliance in all material respects with all environmental laws, regulations, permits and orders applicable to it, and with all laws, regulations, permits and orders governing or relating to asbestos removal and abatement; (ii) Seller has not transported, stored, treated or disposed, or allowed or arranged for any third parties to transport, store, treat or dispose, of any Hazardous Substances or other waste to or at any location other than a site lawfully permitted to receive such Hazardous Substances or other waste for such purposes, or had performed, arranged for or allowed by any method or procedure such transportation, storage, treatment or disposal in contravention of any laws or regulations, nor has Seller disposed, or allowed or arranged for any third parties to dispose, Hazardous Substances or other waste upon property owned or leased by it; (iii) there has not occurred, nor is there presently occurring, a Release of any Hazardous Substance on, into or beneath the surface of any parcel of real property in which Seller has an ownership interest or any leasehold interest; (iv) Seller has not transported or disposed, or allowed or arranged for any third parties to transport or dispose, any Hazardous Substance or other waste to or at a site which, pursuant to the U.S. Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or any similar law, (A) has been placed on the National Priorities List or its state equivalent, or (B) the Environmental Protection Agency or the relevant state agency has proposed or is proposing to place on the National Priorities List or its state equivalent; (v) Seller has not received notice, and has no knowledge of any facts which could give rise to any notice, that Seller is a potentially responsible party for a Federal or state environmental cleanup site or for corrective action under CERCLA or any other applicable law or regulation or notice of any other Environmental Claim; (vi) Seller has not received any written or oral request for information in connection with any Federal or state environmental cleanup site and has not undertaken (or been requested to undertake) any response or remedial actions or cleanup actions of any kind at the request of any Federal, state or local governmental entity, or at the request of any other person or entity; (vii) there are no laws, regulations, ordinances, licenses, permits or orders relating to environmental or worker safety matters requiring any work, repairs, construction or capital expenditures with respect to the assets or properties of Seller; and (viii) SCHEDULE 3.20 identifies (w) all environmental audits, assessments or occupational health studies undertaken by Seller or its agents or by any governmental agencies with respect to the operations or properties of Seller; (x) the results of any ground water, soil, air or asbestos monitoring undertaken with respect to any real property owned or leased by Seller; (y) all written communications of Seller with environmental agencies; and (z) all citations issued to Seller under the Occupational Safety and Health Act (29 U.S.C. Sections 651 ET SEQ.).

                  (b) For the purposes of this Agreement, "Environmental Claim" shall mean any demand, claim, governmental notice or threat of litigation or the actual institution of any action, suit or proceeding at any time by a person other than the parties which asserts that an Environmental Condition constitutes a violation of or otherwise may give rise to any liability or obligation under, any statute, ordinance, regulation, or other governmental requirement or the common law, including, without limitation, any such statute, ordinance, regulation, or other governmental requirement relating to the emission, discharge, or release of any Hazardous

Substance into the environment or the generation, treatment, storage, transportation, or disposal of any Hazardous Substance. "Environmental Condition" shall mean the presence on the Closing Date, whether discovered or undiscovered on the Closing Date, in surface water, ground water, drinking water supply, land surface, subsurface strata or ambient air of any pollutant, contaminant, industrial solid waste or Hazardous Substance arising out of or otherwise related to the operations or other activities of Seller, or of any predecessor in interest or line of business to Seller, conducted or undertaken prior to the Closing Date. "Hazardous Substance" shall mean any substance defined in the manner set forth in Section 101(14) of the U.S. Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and shall include any additional substances designated under Section 102(a) thereof. "Release" shall mean releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment.

                  3.21 INVESTMENT REPRESENTATIONS. Seller is receiving the Ordinary Shares hereunder for its own account and not for the account of others and for investment purposes only and not with a view to or for the transfer, assignment, resale or distribution thereof, in whole or in part. Seller has no present plans to enter into any contract, undertaking, agreement or arrangement providing for the transfer, assignment, resale or distribution of its Ordinary Shares, in whole or in part. Seller understands that the statutory basis on which the Ordinary Shares are being transferred to it would not be available if its present intention were to hold the Ordinary Shares for a fixed period of time or until the occurrence of a certain event. Seller realizes that receipt now with a present intent to sell (i) by reason of a foreseeable specific contingency, (ii) by reason of any anticipated change in the market value or in the condition of Buyer, or that of the industry in which the business of Buyer is engaged, (iii) in connection with a contemplated liquidation of Buyer, (iv) in connection with settlement of any loan obtained by the undersigned for the acquisition of the Ordinary Shares, under which such Ordinary Shares may be pledged as security, or (v) in connection with the pledge of the Ordinary Shares as donations to religious or charitable institutions for the purpose of securing a deduction or an income tax return, would, in fact, represent receipt with an intent inconsistent with its representations to Buyer. Seller will not pledge, transfer or assign its Ordinary Shares except to a person or entity which controls, is controlled by or is under common control with Seller.

                  3.22 FULL DISCLOSURE. All information furnished to Buyer in accordance herewith is, and as of the Closing Date shall be, correct and complete in all material respects. No representation or warranty of Seller or PictureTel and no information, Schedule or certificate furnished or to be furnished by or on behalf of Seller or PictureTel to Buyer, its affiliates or its agents pursuant to or in connection with this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.


                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

                  Buyer and Spectel Ireland jointly and severally represent and warrant to, and covenant with, PictureTel and Seller that as of the date hereof and as of the Closing Date:

                  4.01 ORGANIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own and operate its properties and assets and to conduct its business as it is now being conducted. Buyer is duly qualified to do business in all other jurisdictions in which Buyer owns, leases or operates property or otherwise conducts Buyer's business if the failure to be qualified would have a material adverse effect on Buyer's ability to conduct business using the Purchased Assets. Spectel Ireland is a corporation duly organized and validly existing under the laws of Ireland.

                  4.02 DUE AUTHORIZATION. Each of Buyer and Spectel Ireland has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Buyer and Spectel Ireland. This Agreement has been duly executed and delivered by Buyer and Spectel Ireland and is a valid and binding obligation of Buyer and Spectel Ireland enforceable against Buyer and Spectel Ireland in accordance with its terms. The execution, delivery and performance of this Agreement will not conflict with or result in a violation of any provision of the Certificate of Incorporation or By-Laws (or similar corporate organizational documents) of either Buyer or Spectel Ireland, or of any material contract by which they are bound, or of any judgment or decree to which they are a party or by which they are bound. All necessary authorizations of the transactions contemplated by this Agreement required to be obtained by Buyer and Spectel Ireland from any Federal, state, local or foreign government or agency shall have been obtained prior to the Closing, and any filings, notifications or disclosures required by law or regulations of such government or agency shall have been made in such form as is acceptable to file. Seller and PictureTel shall cooperate with Buyer and Spectel Ireland with respect to the aforesaid filings, notifications or disclosures to the extent necessary to obtain said authorizations. Buyer and Spectel Ireland will deliver to Seller at the Closing true and complete copies of all resolutions of their boards of directors by which the execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby were authorized, certified by their respective Secretary or Assistant Secretary as of the Closing Date.

                  4.03 ORDINARY SHARES. The issuance of the Ordinary Shares has been duly authorized, and upon issuance and sale for the consideration provided for herein, the Ordinary Shares will be duly and validly issued, fully paid and nonassessable.


                                    ARTICLE V

                           COVENANTS PENDING CLOSING

                  5.01 CONDUCT OF BUSINESS OF SELLER PRIOR TO THE CLOSING. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Closing Date, Seller will, and PictureTel will cause Seller to, conduct Seller's business and operations in, and only in, the ordinary course of business and substantially in the manner heretofore conducted. Without limiting the generality of the foregoing, and except as contemplated in this Agreement, prior to the Closing Date, without the prior written consent of Buyer, Seller will not, and PictureTel will not permit Seller to:

                  (a) except for Retained Liabilities, create, incur or assume any indebtedness for money borrowed, including obligations in respect of capital leases; or incur any material liabilities or obligations other than in the ordinary course of business consistent with past practices; or assume, guarantee, endorse or otherwise become liable or responsible (whether directly or contingently or otherwise) for the obligations of any person; PROVIDED, that Seller may endorse negotiable instruments for collection in the ordinary course of business;

                  (b) except as a result of a normal individual review cycle, or individual plan cycle, increase the rate or terms of compensation payable or to become payable by Seller to Seller's employees; or increase the rate or terms of any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with the employees of Seller; or enter into any new employment agreement or modify the terms of any existing employment agreement;

                  (c) except in the ordinary course of business with product purchasers, enter into any material contract or arrangement providing for, in the aggregate, payment or receipt of more than US$100,000 or which is greater than six months in duration without Buyer's consent which shall not be unreasonably withheld or delayed;

                  (d) in any material way, violate, breach or allow to lapse any material contract or enter into any other agreement, commitment or transaction (including without limitation any borrowing, capital expenditure or capital financing), except in the ordinary course of business consistent with past practice;

                  (e) sell, transfer, mortgage, encumber or otherwise dispose of any of the Purchased Assets, except in the ordinary course of business consistent with past practice; or

                  (f) agree or make any commitment to take any actions prohibited by this Section 5.01.

                  5.02 ACCESS TO INFORMATION. Subject to the Confidentiality Agreement, between the date of this Agreement and the Closing Date, Seller will, and PictureTel will cause Seller to, during ordinary business hours (a) give Buyer and its authorized representatives and advisors access to all books, records, offices and other facilities and properties of Seller, (b) permit Buyer to make such inspections thereof as Buyer may reasonably request, and (c) cause its officers and advisors to furnish Buyer with such financial and operating data and other information with respect to Seller as Buyer may from time to time reasonably request; in addition, Seller will cause its accountants to make their personnel, their work papers and such other requested documentation relating to their work papers and to their audits of the books and records of Seller available to Buyer and its advisors and representatives.

                  5.03 CONSENTS. The parties hereto will use their best efforts to promptly obtain consents (including any required consents to the assignment of contracts) of all persons and governmental authorities necessary for the consummation of the sale of the Purchased Assets and the other transactions contemplated by this Agreement.

                  5.04 PUBLIC ANNOUNCEMENTS. From the date hereof through the Closing, no party hereto shall make any press release or public announcement or any disclosure to any third person (other than to employees of Seller, employees of Buyer and Spectel Ireland, attorneys, accountants and other advisors of the parties hereto in connection with the transactions contemplated hereby and except for the HSR filing contemplated by Section 5.06 hereof) concerning the transactions contemplated by this Agreement; PROVIDED, HOWEVER, that the parties will make such announcements, if any, as are required by applicable law or stock exchange rules and will mutually agree to the content thereof. In conjunction with the Closing, Buyer and PictureTel shall consult with each other concerning the form of any post-closing press release or any other public announcement concerning the transactions contemplated by this Agreement, and the parties shall use their best efforts to cause a mutually agreeable form of such release or announcement to be issued.

                  5.05 CONFIDENTIALITY.

                  (a) All information furnished by Buyer (or its agents and representatives) to Seller (or their agents and representatives) or furnished by Seller (or their agents or representatives) to Buyer (or its agents and representatives) pursuant hereto shall be treated as the sole property of the party furnishing the information until the Closing Date, and if the Closing shall not occur, the party receiving the information shall return to the party which furnished such information all copies of any documents or other materials containing, reflecting or referring to such information, shall keep confidential all of such information regarded as confidential by the party supplying such information, and shall not directly or indirectly use such information for any competitive or other commercial purpose. The obligation to keep such information confidential shall not apply to (i) any information which (w) the party receiving the information can establish was already in its possession prior to the disclosure thereof by the party furnishing the information, (x) was then generally known to the public, (y) became known to the public through no fault of the party receiving the information; or (z) was disclosed to the party receiving the information by a third party not bound by an obligation of confidentiality to the party furnishing the information; or (ii) disclosures in accordance with an order of a court of competent jurisdiction or as required by any law, rule or regulation applicable to the party making the disclosure, including any rule of, or agreement of any party or its affiliates with, any stock exchange.

                  (b) Seller and Buyer agree, whether or not the Closing shall occur, to maintain, and to cause their agents and representatives to maintain, the confidentiality of the terms and conditions of this Agreement and all documents executed and delivered in connection with the transactions contemplated by this Agreement. The provisions of this Section 5.05(b) shall not apply to particular conditions or terms of the above referenced documents (i) if the party seeking to make such disclosure shall have obtained the prior written consent of the other party to the disclosure of such conditions or terms, (ii) that are required to be disclosed during the course of any litigation or arbitration which may be brought by any party related to the provisions of any of the above referenced documents, (iii) that are or become generally available to the public other than as a result of actions taken by the party seeking to make such disclosure or its agents and representatives, or (iv) that are required to be disclosed pursuant to and in accordance with any law, rule or regulation applicable to the party seeking to make such disclosure, including any rule of, or agreement of any party or its affiliates with, any stock exchange.

                  Notwithstanding the foregoing, if a party is requested or required (by oral questions, interrogatories, requests for information or document subpoena, civil investigative demand or similar process) to disclose any of the above-referenced documents, such party will promptly notify the other party of such request so that such other party may seek an appropriate protective order or waive compliance with the provisions hereof. If, in the absence of a protective order or the receipt of a waiver hereunder, a party is nonetheless, in the opinion of its counsel, compelled to disclose any terms or conditions of the above-referenced documents to any tribunal or else stand liable for contempt or suffer other censure or penalty, such party may disclose such information to such tribunal without liability hereunder.

                  5.06 HART-SCOTT-RODINO. Promptly following the execution of this Agreement, the parties or their appropriate affiliates will make all filings which are required in connection with the transactions contemplated hereby under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR"). Each of the parties and their appropriate affiliates will furnish the other parties such information and assistance as may reasonably be requested in connection with preparation of filings or submissions to any governmental agency, including, without limitation, any filings necessary under the provisions of HSR. The parties will each use their reasonable efforts to resist any assertion that the transactions contemplated by this Agreement constitute a violation of federal or state antitrust laws and shall seek early termination of the waiting period under HSR.

                  5.07 NO-SHOP. Each of Seller and PictureTel hereby agree that it shall not pursue or become involved in any negotiations or discussions or enter into any agreement regarding the sale of the business, assets or stock of Seller to any third person or entity.


                                   ARTICLE VI

                               CLOSING CONDITIONS

                  6.01 CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE TRANSACTIONS CONTEMPLATED HEREBY. The respective obligations of each party to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                  (a) NO ORDER, DECREE OR INJUNCTION. None of Seller, PictureTel, Buyer or Spectel Ireland shall be subject to any order, decree or injunction of a court of competent jurisdiction or governmental agency and no statute, rule or regulation shall be in effect or be enacted or issued which (i) prevents or delays any of the transactions contemplated by this Agreement, or (ii) would impose any limitation on the ability of Buyer and Spectel Ireland effectively to exercise full rights of ownership of the Purchased Assets; and

                  (b) HSR WAITING PERIOD EXPIRED. The waiting period for consummation of the transactions contemplated hereby prescribed by HSR shall have expired or early termination thereof shall have been granted or the parties shall agree that no HSR filings are required.

                  6.02 CONDITIONS TO THE OBLIGATIONS OF SELLER TO EFFECT THE TRANSACTIONS CONTEMPLATED HEREBY. The obligations of Seller to effect the transactions contemplated hereby shall be further subject to the fulfillment at or prior to the Closing Date of the following conditions, any one or more of which may be waived by Seller:

                  (a) COVENANTS PERFORMED; REPRESENTATIONS AND WARRANTIES TRUE. Buyer and Spectel Ireland shall have performed and complied with the covenants and agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing Date and the representations and warranties of Buyer and Spectel Ireland set forth in this Agreement shall be true and correct as of the Closing Date as though made at and as of the Closing Date, and Seller shall have received a certificate to that effect signed by authorized officers of each of Buyer and Spectel Ireland;

                  (b) OPINION LETTER. At the Closing, Seller shall have received an opinion or opinions from Irish and United States counsel of Buyer and Spectel Ireland, dated the Closing Date and satisfactory in form and substance to Seller and its counsel, to the effect that:

                           (i) Buyer is a corporation duly incorporated under
                  the laws of the State of Delaware and Spectel Ireland is a corporation duly organized and validly existing under the laws of Ireland;

                           (ii) Each of Buyer and Spectel Ireland has the
                  corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action taken on the part of Buyer and Spectel Ireland and no other corporate proceedings on the part of Buyer or Spectel Ireland are necessary to authorize this Agreement or the consummation the transactions contemplated hereby;

                           (iii) This Agreement has been duly and validly
                  executed and delivered by Buyer and Spectel Ireland and, assuming this Agreement is a valid and binding obligation of the other parties thereto, is a valid and binding obligation of Buyer and Spectel Ireland, enforceable against them in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law); and

                           (iv) Except as disclosed in SCHEDULE 3.11 to this
                  Agreement, such counsel has no knowledge after reasonable investigation of any claim, action, arbitration, proceeding or investigation pending or threatened against or relating to the Buyer or Spectel Ireland before any court or governmental or regulatory authority or arbitrator or other body acting in an investigative or adjudicative capacity or of any outstanding order, writ, injunction or decree to which Buyer or Spectel Ireland is a party or is subject which adversely affects the business, operations or financial condition of Buyer or Spectel Ireland;

                           (v) The shares of stock issued to PictureTel pursuant
                  to this Agreement have been duly authorized and are validly issued.

                  (c) FAIRNESS OPINION. Prior to the Closing, PictureTel shall have received a fairness opinion from its investment banker in form and substance satisfactory to PictureTel.

                  (d) BANK CONSENT. Prior to the Closing, PictureTel shall have received a consent from Congress Financial allowing Seller to sell the Purchased Assets.

                  6.03 CONDITIONS TO THE OBLIGATIONS OF BUYER TO EFFECT THE TRANSACTIONS CONTEMPLATED HEREBY. The obligations of Buyer to effect the transactions contemplated hereby shall be further subject to the fulfillment at or prior to the Closing Date of the following conditions, any one or more of which may be waived by Buyer:

                  (a) COVENANTS PERFORMED; REPRESENTATIONS AND WARRANTIES TRUE. Seller and PictureTel shall have performed and complied with the covenants and agreements contained in this Agreement required to be performed and complied with by them at or prior to the Closing Date, and the representations and warranties of Seller and PictureTel set forth in this Agreement shall be true and correct as of the Closing Date as though made at and as of the Closing Date, and Buyer shall have received a certificate to that effect signed by authorized officers of each of Seller and PictureTel;

                  (b) NO MATERIAL ADVERSE CHANGE. There shall not have been, since the date of the Recent Financial Statements, any material adverse change in the business, results of operations, financial condition or prospects of Seller;

                  (c) OPINION LETTER. At the Closing, Buyer shall have received an opinion or opinions from Ropes & Gray and W. Robert Kellegrew, Jr., as appropriate, counsels for Seller and PictureTel, dated the Closing Date and satisfactory in form and substance to Buyer and its counsel, to the effect that, except that counsel need not pass upon the covenant not to compete in Section 10.05(b):

                           (i) Seller is a corporation duly organized, validly
                  existing and in good standing under the laws of the Commonwealth of Massachusetts, and PictureTel is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and each of Seller and PictureTel has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted;

                           (ii) Seller and PictureTel have the corporate power
                  and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action taken on the part of Seller and PictureTel and no other corporate proceedings on the part of Seller or PictureTel are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby;

                           (iii) This Agreement has been duly and validly
                  executed and delivered by Seller and PictureTel and, assuming this Agreement is a valid and binding obligation of Buyer, constitutes a valid and binding obligation of Seller and PictureTel, enforceable against Seller and PictureTel in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

                           (iv) Except for those approvals and consents which
                  have already been obtained, neither execution and delivery by Seller and PictureTel of this Agreement, the sale by Seller of the Purchased Assets pursuant to this Agreement, nor the consummation of the other transactions contemplated by this Agreement, will (A) conflict with or result in any breach of any provision of the Certificate of Incorporation or By-Laws of Seller and PictureTel; (B) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority other than those which have been made or obtained; (C) to the best of such counsel's knowledge after reasonable investigation, constitute a default (or give rise to any right of termination, cancellation or acceleration) in any material respect under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation known to such counsel to which Seller or PictureTel is a party or by which Seller or PictureTel or any of their respective assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained; (D) to the best of such counsel's knowledge after reasonable investigation, result in the creation of any encumbrance, mortgage, security interest, lien, equity or right of others upon any of the Purchased Assets under any of the terms, conditions or provisions of any agreement, instrument or obligation known to such counsel to which Seller or PictureTel or any of their respective assets may be bound or affected; or
                  (E) violate any order, writ, injunction, judgment or decree known to such counsel, to which Seller or PictureTel is a party, or by which any of their respective assets are bound or any law, statute, rule or regulation applicable to Seller or PictureTel or any of their respective assets; and

                           (v) Except for Retained Liabilities or as disclosed
                  in SCHEDULE 3.11 to this Agreement, such counsel has no knowledge after reasonable investigation of any claim, action, arbitration, proceeding or investigation pending or threatened against or relating to Seller before any court or governmental or regulatory authority or arbitrator or other body acting in an investigative or adjudicative capacity or of any outstanding order, writ, injunction or decree to which Seller is a party or is subject which adversely affects the business, operations or financial condition of Seller;

                  (d) CONSENTS OBTAINED. Prior to Closing, all licenses, permits and other governmental approvals and authorizations and all consents of third parties required to effect the transactions contemplated by this Agreement and for the business of Seller to be operated by Buyer and Spectel Ireland after the Closing in the manner and to the extent of Seller's current operations shall have been obtained and delivered to Buyer;

                  (e) FUNDING. Prior to Closing, Buyer shall have negotiated diligently and in good faith to obtain and have obtained sufficient debt and equity funding to consummate the purchase of the Purchased Assets on reasonable terms and conditions; and

                  (f) NAME CHANGE. Contemporaneously with the Closing, Seller shall file the appropriate charter amendments to change its name so that the word "MultiLink" is omitted therefrom.

                                   ARTICLE VII

                                   THE CLOSING

                  7.01 TIME AND PLACE OF CLOSING. Upon the terms and subject to the satisfaction or waiver of the conditions in this Agreement, the Closing of the transactions contemplated hereby (the "Closing") shall take place as of the close of business on the business day following satisfaction of the condition set forth in Section 6.01(b) hereof (or, if the other conditions to the Closing contained in Article VI hereof have not been satisfied or waived by such date, then on the business day after the satisfaction or waiver of the last such condition which is outside of the control of the parties) at the offices of Buyer's counsel, Carter, Ledyard & Milburn, Two Wall Street, New York, New York 10005, or at such other time and place as the parties hereto may agree in writing. The effective time of the Closing is herein referred to as the "Closing Date."

                  7.02 CLOSING. At the Closing, the Buyer and Spectel Ireland shall deliver to Seller an instrument in the form of EXHIBIT A hereto by which Buyer shall assume and agree to perform and discharge the Assumed Liabilities with effect from the Closing Date in a form satisfactory to PictureTel. Seller and PictureTel will deliver to Buyer such warranty deeds, bills of sale, instruments of assignment, including an instrument in the form of and other good and sufficient instruments of transfer and the other instruments and documents contemplated hereby, executed by Seller and PictureTel or their affiliates and in form and substance reasonably satisfactory to Buyer, as Buyer may reasonably require to vest in Buyer and Spectel Ireland all right, title and interest of Seller and PictureTel and their affiliates in and to the Purchased Assets, and Buyer and Spectel Ireland shall pay to Seller and

PictureTel the amount, and deliver to Seller and PictureTel the other instruments and documents required of them at the Closing.

                  Seller and PictureTel shall deliver to Buyer and Spectel Ireland at the Closing possession of the Purchased Assets being sold pursuant to this Agreement and the entire right, title and interest of Seller and PictureTel in and to such Purchased Assets shall pass to Buyer and Spectel Ireland at the Closing.


                                  ARTICLE VIII

                               SUCCESSOR EMPLOYER

                  8.01 EMPLOYMENT WITH BUYER. Buyer, as a successor employer, agrees to offer employment immediately after the Closing to all persons listed on SCHEDULE 8.01 hereto who, immediately prior to the Closing, are employed by Seller. Such offer of employment shall include provision for compensation at rates substantially similar to the rates of compensation in effect for such employees immediately prior to the Closing Date. (Those employees of Seller who accept employment with Buyer are hereinafter referred to as the "Transferred Employees.") Notwithstanding the foregoing, nothing herein shall be deemed to require Buyer to continue to employ any such Transferred Employee for any specific period of time after the Closing Date. Seller shall be responsible for the payment of severance, if any, to any employee of Seller who refuses employment with Buyer.

                  8.02 ACCRUED VACATION LIABILITY. Buyer shall pay to Seller as of the Closing a sum equal to 50% of the accrued liability of the Transferred Employees' vacation accrual under Seller's vacation policy in effect as of the Closing Date. Seller shall be responsible for paying to the Transferred Employees any and all vacation accrued during their tenure with Seller.

                  8.03 BENEFITS. PictureTel agrees to pay to Buyer all retention bonus amounts as set forth on SCHEDULE 8.01 hereto which are generally due and payable to the Transferred Employees who remain employed by Buyer on the date which is 90 days after the Closing Date and on the date which is six months after the Closing Date (collectively, "Retention Bonus Payment Dates"), no later than five days after such Retention Bonus Payment Dates, unless an individual Retention Plan requires otherwise, in which case PictureTel shall make payment in accordance with the specific plan. Buyer agrees to pay the retention bonus amounts received from PictureTel, less applicable withholding taxes, to the Transferred Employees who remain employed by Buyer on the Retention Bonus Payment Dates, no later than five days after receipt of such payments from PictureTel.

                  8.04 THIRD PARTIES. The covenants of Buyer and Seller in this
Article VIII are not intended to create any right in any Transferred Employee or his or her heirs, executors, beneficiaries or personal representatives.


                                   ARTICLE IX

           WORKERS' COMPENSATION AND PRODUCT LIABILITY RESPONSIBILITY

                  9.01 WORKERS' COMPENSATION. Seller will retain responsibility for all workers' compensation claims of employees of Seller other than Transferred Employees and will retain responsibility for workers' compensation claims by Transferred Employees pending as of the Closing Date or arising as a result of events occurring or conditions caused solely on or prior to the Closing Date. For workers' compensation claims by Transferred Employees filed after the Closing Date and arising solely as a result of events occurring or conditions caused solely after the Closing Date, Buyer will be responsible. The responsibility for claims by Transferred Employees relating to events occurring or conditions caused both during the period before and the period after the Closing Date shall be shared equitably by Buyer and Seller.

                  9.02 PRODUCT LIABILITY AND WARRANTY CLAIMS. At the Closing, Buyer shall assume and agree to perform and discharge all product liability and warranty claims (including claims for injury to person or property) and litigation relating to the business conducted by Buyer and arising from products sold after the Closing

Date; Seller shall retain responsibility for such claims and litigation relating to products sold by Seller or any predecessor of Seller's business on or prior to the Closing Date.

                  9.03 RESPONSIBILITY FOR PRIOR CLAIMS. It is understood and agreed that Buyer does not assume any liability for, and shall not otherwise be responsible for, any product liability or other claims (including claims for injury to person or property) of Seller and arising from products sold or occurrences on or prior to the Closing Date, and Seller and PictureTel jointly and severally agree to indemnify and hold harmless Buyer with respect to any such claims as provided in Section 10.06.


                                    ARTICLE X

                             POST-CLOSING COVENANTS

                  10.01 EXPENSES. Except as otherwise provided herein, Seller and Buyer shall each bear their own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby. Buyer shall be responsible for the fees, commissions, expenses and reimbursements incurred by or required to be paid to Buyer's and Spectel Ireland's professional advisors, and Seller shall be responsible for the fees, commissions, expenses and reimbursements incurred by or required to be paid to Seller's and PictureTel's professional advisors. Buyer and Seller will each pay one-half of any fees charged by any accountants retained to resolve disputes pursuant to Section 1.06 hereof.

                  10.02 FURTHER ASSURANCES. Subject to the terms and conditions of this Agreement, each of the parties hereto will use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the sale of the Purchased Assets, the Assumed Liabilities and the other transactions contemplated by this Agreement. From time to time after the date hereof (including after the Closing Date if requested), Seller and its affiliates will, at their own expense and without further consideration, execute and deliver such instruments and documents to Buyer as Buyer or Spectel Ireland may reasonably request in order more effectively to vest in Buyer and Spectel Ireland good title to the Purchased Assets and to more effectively consummate the transactions contemplated by this Agreement. From time to time after the date hereof, including after the Closing Date if requested, Parent, Buyer and Spectel Ireland will, at their expense and without further consideration, execute and deliver such instruments and documents to Seller as Seller may reasonably request in order to more effectively transfer to Buyer the Assumed Liabilities and to more effectively consummate the transactions contemplated hereby.

                  10.03 COMMISSIONS AND FEES. Seller and PictureTel, on the one hand, and Buyer and Spectel Ireland, on the other hand, shall each be responsible for and shall pay any amounts owed respectively by such party, to any broker, finder, financial adviser or other person is entitled to any brokerage fees, commissions or finder's fees in connection with the transactions contemplated hereby. Seller and PictureTel, on the one hand, and Buyer and Spectel Ireland, on the other hand, will pay to the other or otherwise discharge, and will jointly and severally indemnify and hold the other harmless from and against, any and all claims or liabilities for all brokerage fees, commissions and finder's fees incurred by reason of any action taken by such party.

                  10.04 SALES, TRANSFER AND USE TAXES. Subject to the following, all sales, transfer and use taxes incurred in connection with this Agreement and the transactions contemplated hereby will be borne by Buyer, and Buyer will, at its own expense, file all necessary tax returns and other documentation with respect to all such sales, transfer and use taxes, and, if required by applicable law, Seller will join in the execution of any such tax returns or other documentation. Notwithstanding the foregoing, the parties believe that no sales, transfer or use taxes will become due as a result of this transaction. If the Commonwealth of Massachusetts seeks to collect such tax, Seller shall reasonably contest such collection and if unsuccessful in such opposition be liable for a sum up to and equal to US$100,000. Buyer shall be liable for any amount in excess of US$100,000.

                  10.05 NONDISCLOSURE; NONCOMPETITION.

                  (a) Seller and PictureTel agree not to use or disclose at any time after consummation of the transactions contemplated hereby, except with the prior written consent of an officer authorized to act in the matter by the Board of Directors of Buyer, any trade secrets, proprietary information or other information that Buyer considers confidential relating to designs, suppliers, inventions, operations, marketing, cost and pricing data, master files or customer lists utilized by Seller prior to the Closing or by Buyer or any of its affiliates (the "Buyer Group"), or the skills, abilities and compensation of the Buyer Group's employees, and all other similar information material to the conduct of the Buyer Group's business, which is not presently generally known to the public; PROVIDED, HOWEVER, that this provision shall not preclude Seller or PictureTel from (i) the use or disclosure of such information which presently is known generally to the public or which subsequently comes into the public domain, other than by way of disclosure in violation of this Agreement or in any other unauthorized fashion, or (ii) disclosure of such information required by law or court order, provided that prior to such disclosure required by law or court order Seller or PictureTel will give Buyer three business days' written notice (or, if disclosure is required to be made in less than three business days, then such notice shall be given as promptly as practicable after determination that disclosure may be required) of the nature of the law or order requiring disclosure and the disclosure to be made in accordance therewith.

                  (b) For a period of three years from the Closing Date, Seller, PictureTel and their affiliates (the "PictureTel Group") shall not, without the written consent of an officer authorized to act in the matter by the Board of Directors of Buyer, directly or indirectly: (i) own, manage, operate, control, invest in so that a more than 10% interest is acquired, whether as an officer, director, employee, partner, investor, consultant, lender or otherwise, any business entity which is engaged in, or is in any way related to or competitive with, the business currently conducted by Seller; or (ii) on the PictureTel Group's behalf or on behalf of anyone else engaged in any such line of business
(1) persuade or attempt to persuade any employee of any member of the Buyer Group or any individual who was an employee of any member of the Buyer Group during the one year prior to the date of this Agreement, to leave the employ of any member of the Buyer Group or to become employed by any person other than the members of the Buyer Group or hire any such employee; (2) persuade or attempt to persuade any current client or former customer of any member of the Buyer Group to cease doing business with, or to reduce the amount of business it does or intends or anticipates doing with, Buyer (or any successor to Buyer's business); or (3) solicit the business of any of such customer or former customer with respect to the business conducted by Seller.

                  10.06  INDEMNIFICATION.

                  (a) BY SELLER AND PICTURETEL. Seller and PictureTel jointly and severally agree to save, defend and indemnify Buyer and Spectel Ireland against and hold them harmless from any and all claims, liabilities, losses, damages, deficiencies, costs and expenses, of every kind, nature and description, fixed or contingent (including, without limitation, interest, penalties and counsel's fees and expenses in connection with any action, claim or proceeding relating thereto or seeking enforcement of a party's obligations hereunder) ("Losses"), asserted against, resulting to, imposed upon or incurred by Buyer or Spectel Ireland, directly or indirectly, arising out of (i) any breach of any representation, warranty, covenant or agreement made by Seller or PictureTel under this Agreement, or (ii) any Retained Liability, or (iii) any Environmental Claim; PROVIDED, HOWEVER, that (A) Seller and PictureTel shall not have any obligation to indemnify Buyer or Spectel Ireland from and against any Losses with respect to breaches described in (i) above until Buyer and Spectel Ireland have suffered aggregate Losses by reason of all such breaches (excluding de Minimis Claims as hereinafter defined) in excess of US$150,000, in which event Buyer and Spectel Ireland shall be entitled to indemnification for the full amount of their aggregate Losses, (B) in no event shall the aggregate of Seller's and PictureTel's indemnification payments with respect to breaches described in (i) above exceed the Purchase Price paid by Buyer and Spectel Ireland hereunder, and (C) indemnification claims with respect to the representations and warranties contained in Article III hereof must be made by Buyer and Spectel Ireland within the survival period therefor specified in
Section 12.06 hereof. The foregoing limitations shall not apply with respect to any Losses resulting from any breach of Seller's obligations under Section 10.08 hereof or with respect to any Losses arising out of any Retained Liability or any third party claim. For purposes hereof, "de Minimis Claims" shall mean any indemnification claim for which the amount of

Losses claimed is less than US$5,000 (providing that any series of claims arising from the same or substantially similar facts or circumstances shall be treated as one claim for such determination).

                  (b) BY BUYER AND SPECTEL IRELAND. Buyer and Spectel Ireland jointly and severally agree to save, defend and indemnify Seller and PictureTel against and hold them harmless from any and all Losses arising out of (i) any breach of any representation, warranty, covenant or agreement made by Buyer under this Agreement, or (ii) any Assumed Liability; PROVIDED, HOWEVER, that (A) Buyer and Spectel Ireland shall not have any obligation to indemnify Seller or PictureTel from and against any Losses with respect to breaches described in (i) above until Seller or PictureTel has suffered aggregate Losses by reason of all such breaches (excluding de Minimis Claims) in excess of US$150,000, in which event Seller and PictureTel shall be entitled to indemnification for the full amount of their aggregate Losses, and (B) in no event shall the aggregate of Buyer's and Spectel Ireland's indemnification payments with respect to breaches described in (i) above exceed the Purchase Price paid by Buyer and Spectel Ireland hereunder, and (C) indemnification claims with respect to the representations and warranties contained in Article IV hereof must be made by Seller and PictureTel within the survival period therefor specified in Section
12.06 hereof. The foregoing limitations shall not apply with respect to any Losses arising out of any Assumed Liability or any third party claim.

                  10.07 DEFENSE OF CLAIMS.

                  (a) Should any claim, action or proceeding by or involving a third party arise after the Closing Date for which any party (the "Indemnifying Party") is liable for indemnification under the terms of this Agreement, the other party (the "Indemnified Party") shall notify the Indemnifying Party within a reasonable time after such claim, action or proceeding arises and is known to the Indemnified Party (provided that the failure to give timely notice shall not affect the right to indemnification hereunder except to the extent that the Indemnifying Party is actually damaged or prejudiced by such delay), and if the Indemnifying Party shall admit in writing its potential indemnification obligation in respect thereof, the Indemnified Party shall give the Indemnifying Party a reasonable opportunity:

                  (i) to take part in any examination of the books and records;

                  (ii) to conduct any proceedings or negotiations in connection therewith and necessary or appropriate to defend the Indemnified Party or prosecute any claim, action, counterclaim or other proceeding with respect thereto;

                  (iii) to take all other required steps or proceedings to settle or defend any such claim, action or proceeding; and

                  (iv) to employ counsel to contest any such claim, action or proceeding in the name of the Indemnified Party or otherwise.

                  The expenses of all proceedings, contests or lawsuits with respect to such claims or actions shall be borne by the Indemnifying Party. If the Indemnifying Party wishes to assume the defense and/or settlement of any such claim or action, it shall give written notice to the Indemnified Party admitting the possibility of its indemnification obligation in respect thereof and stating that it intends to assume such defense within 15 days after notice from the Indemnified Party of such claim or action (unless the claim or action reasonably requires a response in less than 15 days after notice thereof is given to the Indemnifying Party, in which event it shall notify the Indemnified Party at least five days prior to such reasonably required response date), and the Indemnifying Party shall thereafter assume the defense of such claim or action, through counsel reasonably satisfactory to the Indemnified Party; provided that the Indemnified Party may participate in any such defense at its own expense. The Indemnified Party shall afford the Indemnifying Party's counsel and other authorized representatives reasonable access during normal business hours to all books, records, offices and other facilities and properties of the Indemnified Party, and to the personnel of the Indemnified Party, and shall otherwise use all reasonable efforts to cooperate with the Indemnifying Party, such counsel and such other authorized representatives in connection with the exercise of the rights of the Indemnifying Party pursuant to this Section 10.07; PROVIDED, HOWEVER, that prior to the Indemnifying Party entering into any settlement arrangement it must first acknowledge its obligation to indemnify the Indemnified Party.

                  (b) If the Indemnifying Party shall not assume the defense of, or if after so assuming it shall fail to actively defend, any such claim or action, the Indemnified Party may defend against any such claim or action in such manner as it may deem appropriate, and the Indemnified Party may settle such claim or action on such terms as it may deem appropriate, and the Indemnifying Party promptly shall reimburse the Indemnified Party for the amount of such settlement and for all expenses, legal and otherwise, reasonably and necessarily incurred by the Indemnified Party in connection with the defense against and settlement of such claim or action. If no settlement of such claim or action is made, the Indemnifying Party shall satisfy any judgment rendered with respect to such claim or in such action, before the Indemnified Party is required to do so, and pay all expenses, legal or otherwise, reasonably and necessarily incurred by the Indemnified Party in the defense against such claim or action.

                  (c) If a judgment is rendered against the Indemnified Party in any action covered by the indemnification hereunder, or any lien attaches to any of the assets of the Indemnified Party, the Indemnifying Party immediately upon such entry or attachment shall pay such judgment in full or discharge such lien unless, at the Indemnifying Party's expense and direction, an appeal is taken under which the execution of the judgment or satisfaction of the lien is stayed. If and when a final judgment is rendered in any such action, the Indemnifying Party shall forthwith pay such judgment before the Indemnified Party is compelled to do so.

                  10.08 TRANSITION SERVICES.

                  (a) After the Closing Date and up to and including January 7, 2001 (except as otherwise set forth below), PictureTel shall provide or cause to be provided to Buyer, at no additional cost, other than actual third party expenses incurred, to Buyer, the services set forth below for the business to be carried on by Buyer with the assets of Seller (collectively, the "Services"), each case in scope, quality and timeliness to be not less than those provided by PictureTel to Seller in the six-month period prior to the date of this
Agreement:

                           information technology administration and support; telephony services and support, through and including
                   February 28, 2001;
                           human resources services;
                           accounting software systems, general accounting
                   support and credit and collection; and
                           on-site support for the Singapore facility, as
                   currently provided.

                  In addition, PictureTel shall assist Buyer with the Year 2000 audit, and will provide such services as are reasonably requested by Buyer with respect thereto.

                  (b) The Services shall be performed in accordance with PictureTel's standard rules of operation in a competent and workmanlike manner and in a no less diligent manner as such Services are performed by PictureTel for its own operations. For purposes of this Section 10.08(b), "Services" shall include audit assistance for the Year 2000.

                  (c) Buyer agrees to provide reasonable assistance to PictureTel with regard to any audit and tax requirements relating to the Year 2000 and prior.

                  (d) All parties agree to retain any financial records related to the Seller for a minimum of five years or until any active government review is completed, whichever is longer.

                  (e) Buyer agrees to perform all services required under all assumed contracts from the date of the Closing forward, regardless of when the actual date of assignment for any particular agreement actually occurs; PROVIDED, THAT, Buyer shall not be required or obligated to perform under any contract for which consent to assignment of such contract to Buyer is not obtained.

                  (f) Seller hereby subleases to Buyer those certain leased premises located at 200 Minuteman Road, 3rd Floor West, Andover, MA 01810 under the lease with 200 Minuteman Limited Partnership ("Lease"), which premises are approximately 35,910 sq. ft., as depicted as Area A on Exhibit B of the Lease (the "3rd Floor Lease Premises"). Seller hereby subleases the 3rd Floor Lease Premises to Buyer for that period of time which begins on the Closing Date and ends on December 27, 2000. Buyer shall be responsible for payment to PictureTel, as agent for Seller, of the monthly rental payment of US$56,109.38 + CAM (US$9,821) + taxes (US$7,170.90) for possession of the 3rd Floor Lease Premises during such period; payment for the sublease by Buyer shall be due to Seller on December 1, 2000. Buyer will be responsible for insuring its contents located within the 3rd Floor Lease Premises during the term of the sublease. Buyer will not assume liability under the Lease, but merely sublease the 3rd Floor Lease Premises and occupy the same pursuant to the terms and conditions of the Lease, as if Buyer were the Tenant under the Lease.

                  (g) Seller has entered into a lease for certain leased premises located at 200 Minuteman Road, 2nd Floor West, Andover, MA 01810 under a lease with 200 Minuteman Limited Partnership, as amended ("2nd Floor Lease"), which premises are approximately 35,850 sq. ft. ("2nd Floor Lease Premises"). In connection with the execution of the 2nd Floor Lease, Seller paid to Landlord a deposit of US$537,825. Buyer hereby agrees to deliver to PictureTel, as agent for Seller, at the Closing, cash in the amount of US$537,825. Should completion of modifications to the 2nd Floor Lease Premises with respect to manufacturing and engineering space not be completed by December 27, 2000, PictureTel will provide Seller space within PictureTel leased premises suitable for manufacturing and engineering functions, in scope and quality comparable to such functions carried on by Seller prior to the Closing, at no charge to Seller, until such time as the manufacturing and engineering space is complete at the 2nd Floor Lease Premises.

                  (h) If Buyer requires services beyond the time periods set forth in this Section 10.08, the parties agree to negotiate in good faith to provide additional services until no later than March 31, 2000 upon such terms and conditions as may be agreed by the parties.


                                   ARTICLE XI

                           RIGHTS OF ORDINARY SHARES

                  11.01 REGISTRATION RIGHTS. In the event Parent shall register for public sale in a secondary offering any Ordinary Shares held by holders of outstanding Ordinary Shares of Parent ("Selling Holders"), at any time after one year from and after the closing of a public offering of Parent's Ordinary Shares in any country ("IPO") and prior to three years after the closing of the IPO, then Buyer or Parent shall give adequate prior notice to PictureTel and then Parent shall:

                  (a) promptly give written notice of the proposed registration, qualification or compliance to PictureTel or the other holders of Ordinary Shares issued pursuant to this Agreement; and

                  (b) as soon as practicable, use its reasonable best efforts to effect such registration, qualification or compliance as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Ordinary Shares as are specified in such request, together with all or such portion of the Ordinary Shares of PictureTel and any other holders joining in such request with all costs and expenses, other than filing fees, paid by Buyer or Parent; provided, however, that Parent shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 11.01:

                           (i) In any jurisdiction in which Parent would be
                  required to execute a general consent to service of process in effecting such registration, qualification or compliance unless Parent is already subject to service in such jurisdiction;

                           (ii) During the period starting with the date 60 days
                  prior to Parent's estimated date of filing of, and ending on the date 180 days immediately following the effective date of any registration statement pertaining to securities of Parent to be sold for the account of Parent; provided that Parent is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                           (iii) After Parent has effected two such
                  registrations pursuant to this Section 11.01 which have been declared or ordered effective and pursuant to which securities have been sold; or

                           (iv) If Parent shall furnish to such Selling Holders
                  a certificate signed by the President of Parent stating that in the good faith judgment of its Board of Directors it would be seriously detrimental to Parent or its shareholders for a registration statement to be filed in the near future, in which case Parent's obligation to use its reasonable best efforts to register, qualify or comply under this Section
                  11.01 shall be deferred for a period not to exceed 180 days from the date of receipt of written request from the Selling Holders, provided that Parent may not exercise this deferral right more than once.

                  The right of PictureTel to registration pursuant to this
Section 11.01 shall be conditioned upon PictureTel's participation in such underwriting and the inclusion of PictureTel's Ordinary Shares in the underwriting to the extent requested (unless otherwise mutually agreed by a majority in interest of the Selling Holders, intending to participate in such registration and PictureTel with respect to such participation and inclusion) to the extent provided herein.

                  Parent shall (together with all holders selling Ordinary Shares) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by Parent. Notwithstanding any other provision of this Section 11.01, if the managing underwriter advises the Selling Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then Parent shall so advise all holders and the number of shares of Ordinary Shares that may be included in the registration and underwriting shall be allocated among all holders pro rata, in proportion to the respective amounts of Ordinary Shares held by all such holders at the time of filing the registration statement. No Ordinary Shares excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, Parent or the underwriters may round the number of shares allocated to any holder to the nearest 100 shares.

                  If PictureTel disapproves of the terms of the underwriting, it may elect to withdraw therefrom by written notice to Parent, the managing underwriter and the Selling Holders. The Ordinary Shares so withdrawn shall also be withdrawn from registration, and such Ordinary Shares shall not be transferred in a public distribution prior to 180 days after the effective date of such registration, or such other shorter period of time as the underwriters may require.

                  If the managing underwriter has not limited the number of Ordinary Shares to be underwritten, Parent may include securities for its own account or for the account of others in such registration if the managing underwriter so agrees and if the number of Ordinary Shares which would otherwise have been included in such registration and underwriting will not thereby be limited.

                                   ARTICLE XII

                                 MISCELLANEOUS

                  12.01 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  12.02 NO ASSIGNMENT. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties, PROVIDED, HOWEVER, that each party may assign its rights, but not its obligations, hereunder, in whole or in part, to any corporation or other entity controlled by, controlling or under common control with such party, and such party or its assignee may assign their rights hereunder, in whole or in part, to any purchaser of substantially all of the assets or business of such party or such assignee. Any attempted or purported assignment by either party other than in accordance with this Section 12.02 shall be null and void. Nothing herein is intended to prohibit Seller or PictureTel from assigning the proceeds of the sale hereunder to a third party. Prior to Closing Buyer may assign its rights and obligations hereunder only an affiliate thereof.

                  12.03 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and by any party on separate counterparts, each of which as so executed and delivered shall be deemed an original but all of which together shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement as to any party hereto to produce or account for more than one such counterpart executed and delivered by such party. Execution by facsimile signature shall be deemed to be, and shall have the same effect as, execution by original signature.

                  12.04 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware (without regard to conflict of law principles) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

                  12.05 SUITS IN MASSACHUSETTS. The parties agree that any action or proceeding relating in any way to this Agreement or the transactions contemplated hereby shall be brought and enforced in either the state or federal district courts for the Commonwealth of Massachusetts, and the parties hereby waive any objection to jurisdiction or venue in any such proceeding commenced in or removed to such courts.

                  12.06 SURVIVAL. The representations, warranties, indemnities and agreements of the parties to this Agreement contained herein or in any document delivered pursuant to or in connection herewith shall survive the Closing for 18 months and shall survive any investigation by any party hereto; PROVIDED, HOWEVER, that the representations and warranties of Seller and PictureTel contained in Sections 3.05, 3.10 and 3.20 shall survive until the expiration of the relevant statute of limitations. The covenants contained in
Section 5.05 and Article X shall survive the Closing indefinitely, except as otherwise provided therein.

                  12.07 NOTICES. All notices required to be given under the terms of this Agreement or which any of the parties desires to give hereunder shall be in writing and personally delivered or sent by registered or certified mail, return receipt requested, or sent by overnight courier, addressed as follows:

                  (a) TO PARENT, BUYER OR SPECTEL IRELAND. If to Parent, Buyer or Spectel Ireland addressed to:

                           Spectel Group Ltd.
                           21 Stillorgan Industrial Park
                           Stillorgan, County Dublin
                           Ireland
                           Fax: 011-353-1295-3740
                           Attn: Jonathan A. O'Connell, CFO

                  With a copy to:

                           Carter, Ledyard & Milburn
                           2 Wall Street
                           New York, New York 10005
                           Fax: 212-732-3232
                           Attn: Alan J. Bernstein, Esq.

                  (b) TO SELLER OR PICTURETEL. If to Seller or PictureTel addressed to:

                           PictureTel Corporation
                           100 Minuteman Road
                           Andover, Massachusetts 01810
                           Attention:  Mr. W. Robert Kellegrew, Jr., General
                             Counsel
                           Telecopier No.: 978-292-3338

                  With a copy to:

                           Ropes & Gray
                           One International Place
                           Boston, Massachusetts 02110-2624
                           Attention: Howard Fuguet, Esq.
                           Telecopier No.: 617-951-7050

                  Any party may designate a change of address at any time by giving written notice thereof to the other parties.

                  12.08 AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented only by a written instrument executed by all of the parties hereto.

                  12.09 WAIVER OF COMPLIANCE. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party or parties granting such waiver, but any such waiver or the failure to insist upon strict compliance with any obligation, covenant, agreement or condition herein, shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure or breach.

                  12.10 INTERPRETATION. The table of contents and the article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a governmental entity or any department or agency thereof. As used in this Agreement, the term "subsidiary," when used in reference to any other person, shall mean any corporation of which outstanding securities having ordinary voting power to elect a majority of the Board of Directors of such corporation are owned directly or indirectly by such other person. As used in this Agreement, the term "generally accepted accounting principles" means generally accepted accounting principles as in effect and as applied in the United States. As used in this Agreement, the term "affiliate" shall have the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. When used herein, the masculine, feminine or neuter gender and the singular or plural number shall each be deemed to include the others whenever the context so indicates or permits.

                  12.11 ENTIRE AGREEMENT. This Agreement, including the schedules, exhibits, documents, certificates and instruments referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of any transactions contemplated by this Agreement and supersedes all prior agreements, representations and understandings among the parties with respect thereto or with respect to the transactions contemplated hereby.

                  12.12 GUARANTEE BY PICTURETEL. PictureTel hereby guarantees the payment and performance by Seller of each and every obligation and agreement of Seller pursuant to this Agreement.

                  12.13 GUARANTEE BY PARENT. Parent hereby guarantees the payment and performance by Buyer and Spectel Ireland of each and every obligation and agreement of Buyer and Spectel Ireland pursuant to this Agreement.

                  12.14 SPECIFIC PERFORMANCE.

                  (a) Seller and PictureTel acknowledge that, in view of the uniqueness of the business of Seller and the transactions contemplated hereby, Buyer and Spectel Ireland may not have an adequate remedy at law for money damages in the event that this Agreement with respect to the sale of the Purchased Assets has not been performed in accordance with its terms by Seller and PictureTel, and therefore Seller and PictureTel agree that Buyer and Spectel Ireland shall be entitled to specific enforcement of the terms hereof with respect to the sale of the Purchased Assets and the other transactions contemplated hereby in the event of breach by Seller or PictureTel in addition to any other remedy to which Buyer and Spectel Ireland may be entitled, at law or in equity, for such breach.

                  (b) In the event of a breach or threatened breach by the PictureTel Group of their covenants under Section 10.05 hereof, Seller and PictureTel acknowledge that Buyer and Spectel Ireland may not have an adequate remedy at law for money damages. Accordingly, in the event of such breach or threatened breach, Buyer and Spectel Ireland will be entitled to such equitable and injunctive relief as may be available to restrain the PictureTel Group from the violation of the provisions of said Section 10.05 in addition to any other remedy to which Buyer and Spectel Ireland may be entitled, at law or in equity, for such breach or threatened breach.

                  12.15 SEVERABILITY OF COVENANTS. Seller and PictureTel acknowledge that the covenants contained in Section 10.05 of this Agreement are reasonable and necessary for the protection of Buyer and Spectel Ireland and their investment in the Purchased Assets and that each covenant, and the period or periods of time and the types and scope of restrictions on the activities specified therein are, and are intended to be, divisible and shall be deemed a series of separate covenants, one for each state or jurisdiction to which they are applicable. In the event that any provision of this Agreement, including any sentence, clause or part hereof, shall be deemed contrary to law or invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions shall remain in full force and effect to the extent that such provisions can still reasonably be given effect in accordance with the intentions of the parties, and any invalid and unenforceable provisions shall be deemed, without further action on the part of the parties, modified, amended and limited solely to the extent necessary to render the same valid and enforceable.


                                  ARTICLE XIII

                          TERMINATION AND ABANDONMENT

                  13.01 TERMINATION. This Agreement may be terminated at any time prior to the Closing:

                  (a)   by the written agreement of all of the parties hereto;

                  (b) by Buyer if there has been a material violation or breach by Seller or PictureTel of any covenant, agreement, representation or warranty contained in this Agreement entitling Buyer not to Close under
Article VI;

                  (c) by Seller if there has been a material violation or breach by Buyer or Spectel Ireland of any covenant, agreement, representation or warranty contained in this Agreement entitling Seller not to Close under Article VI; or

                  (d) by either Buyer or Seller if the Closing of the transactions contemplated by this Agreement shall not have been consummated on or before December 15, 2000, PROVIDED, HOWEVER, that termination pursuant to this subsection (d) shall not relieve any party of the liabilities contemplated by the proviso to the second sentence of Section 13.02 hereof, if applicable.

                  13.02 PROCEDURE AND EFFECT OF TERMINATION. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by any of the parties pursuant to Section 13.01(b), (c) or (d) of this Agreement, written notice thereof shall forthwith be given by the terminating party to the other parties and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is properly terminated, none of the parties hereto nor any of their respective directors, officers or affiliates, as the case may be, shall have any liability or further obligation to any of the other parties or any of their respective directors, officers or affiliates, as the case may be, pursuant to this Agreement; PROVIDED, HOWEVER, that if any such termination shall result from the breach of a warranty or the failure of a party to fulfill a condition to the performance of the obligations of the other parties or to perform a covenant or agreement contained in this Agreement or from any other willful breach by any party to this Agreement, such party shall be solely liable for any and all damages, costs and expenses (including, but not limited to, counsel's fees) sustained or incurred by the other parties as a result of such failure or breach. The provisions of Sections 5.05, 12.04, 12.05, 12.07, 12.12, 12.13, 12.14 and 13.02 shall survive any termination hereof.

                     [Signatures appear on following page.]

                  IN WITNESS WHEREOF, the parties have each caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                                           SPECTEL GROUP LTD.


                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                           MULTILINK, INC. (Delaware)


                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                           SPECTEL LIMITED


                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                           PICTURETEL CORPORATION


                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                           MULTILINK, INC. (Massachusetts)


                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                    EXHIBIT A

                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

                                    Attached.